Exhibit 10.1

SETTLEMENT AND TERMINATION AGREEMENT

This SETTLEMENT AND TERMINATION AGREEMENT (this “Agreement”), dated November 25, 2019, is by and between Brickell Subsidiary, Inc., a Delaware corporation (formerly known as Brickell Biotech, Inc.) (“Brickell”), Brickell Biotech, Inc. a Delaware corporation (formerly known as Vical Incorporated) (“Parent”) and NovaQuest Co-Investment Fund X, L.P., a Delaware limited partnership (“NovaQuest”). Brickell, Parent and NovaQuest are together referred to as the “Parties” or individually as a “Party” in this Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Funding Agreement, as hereinafter defined.
WHEREAS, Brickell and NovaQuest are parties to that certain Funding Agreement, dated as of June 2, 2019, and as amended and otherwise modified from time to time prior to the date hereof (the “Funding Agreement”);
WHEREAS, in connection with the Funding Agreement, (i) Brickell and NovaQuest entered into that certain U.S. Security Agreement, dated August 31, 2019 (the “Security Agreement”), (ii) Brickell and NovaQuest entered into that certain Patent Security Agreement, dated August 31, 2019 (the “Patent Security Agreement”), that certain Trademark Security Agreement, dated August 31, 2019 (the “Trademark Security Agreement”) and that certain Copyright Security Agreement, dated August 31, 2019 (the “Copyright Security Agreement”, and together with the Security Agreement, Patent Security Agreement and the Trademark Security Agreement, the “Security Documents”), (iii) NovaQuest and Parent entered into that certain Registration Rights Agreement, dated August 31, 2019 (the “Registration Rights Agreement” and, together with the Security Documents, the “Related Agreements”), and (iv) Parent delivered to NovaQuest that certain Common Stock Purchase Warrant, dated August 31, 2019 (the “Warrant”);
WHEREAS, pursuant to the Funding Agreement, on September 5, 2019 (the “Initial Funding Date”) NovaQuest paid to Brickell $5,600,000.00 in accordance with the Investment Schedule (the “Initial Funded Amount”);
WHEREAS, on October 23, 2019, Bodor Laboratories, Inc. (“Bodor”) notified Brickell of its purported termination of the license agreement entered into between Bodor and Brickell, dated December 15, 2012, as amended (the “Bodor License Agreement”), alleging that Brickell materially breached the Bodor License Agreement (the “Bodor Allegations”);
WHEREAS, on October 23, 2019, Bodor and Nicholas S. Bodor (collectively, the “Bodor Plaintiffs”) filed a complaint (the “Bodor Complaint”) against Brickell in the United States District Court for the Southern District of Florida seeking recovery for damages allegedly incurred by the Bodor Plaintiffs in connection with the alleged material breach by Brickell of the Bodor License Agreement;
WHEREAS, on October 30, 2019, Brickell filed a Motion to Dismiss the Bodor Complaint in the United States District Court for the Southern District of Florida denying the Bodor Allegations and concurrently initiated an arbitration demand against the Bodor Plaintiffs that also contained claims for material breach of the Bodor License Agreement and a claim for tortious interference with Brickell’s business relationships by the Bodor Plaintiffs, which includes but is not limited to their interference with the Funding Agreement;
WHEREAS, on the basis of the Bodor Allegations and matters alleged in the Bodor Complaint, which Brickell refutes, NovaQuest has suggested that it is entitled to terminate the Funding Agreement in accordance with its terms;
WHEREAS, Brickell disagrees with NovaQuest’s position that NovaQuest has the right to terminate the Funding Agreement; and
WHEREAS, as a result of the Bodor Allegations and matters alleged in the Bodor Complaint, and in order to avoid the possibility of a protracted dispute between NovaQuest and Brickell in connection with a potential unilateral termination of the Funding Agreement on the part of NovaQuest, and the potential consequences for Brickell and Parent should NovaQuest prevail in such a dispute, Brickell, Parent and NovaQuest are willing to agree to terminate the Funding Agreement and the Related Agreements and to cancel and surrender the Warrant, on the terms set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Payments to NovaQuest.
1.1    In consideration of the agreements set forth herein, no later than 11:59 PM, EST, November 25, 2019, Brickell shall pay to NovaQuest an amount equal to the Initial Funded Amount plus simple interest accruing thereon at a rate of nine percent (9%) per annum from the Initial Funding Date until the date that such payment is actually made (the “Termination Payment Amount”).
1.2    The payment contemplated in Section 1.1 shall be made in one installment and in good and immediately available U.S. funds in accordance with the following wire transfer instructions from NovaQuest:
Bank: Silicon Valley Bank, SIL VLY BK SJ
Bank Address: 3003 Tasman Drive, Santa Clara, CA 95054
Phone: 1-888-313-4029
ABA #: 121140399
SWIFT #: SVBKUS6S (for international wire use only)
Account #: 3302722622
Receiving Company: NovaQuest Co-Investment Fund X, L.P.

2.    Termination.
2.1    Termination of Agreements.
2.1.1    Effective immediately upon payment of the Termination Payment Amount by or on behalf of Brickell, the following agreements (collectively, the “Terminated Agreements”) shall automatically terminate without further action or obligation by the Parties:
(a)    the Funding Agreement;
(b)    the Security Documents; and
(c)    the Registration Rights Agreement.
2.1.2    Notwithstanding anything to the contrary set forth in any Terminated Agreement or otherwise, such termination pursuant to Section 2.1.1 shall be in respect of each and every right and obligation under the Terminated Agreements except for those rights and obligations set forth in the Surviving Provisions (as defined below). For the sake of clarity, the Parties agree that the effect of this Agreement shall be, upon effectiveness of the termination contemplated in Section 2.1.1, to render null and void each and every provision of the Terminated Agreements, other than the Surviving Provisions as provided below, notwithstanding any survival clause or other provision of any of the Terminated Agreements that would provide otherwise (including, without limitation, Section 9.5 of the Funding Agreement). Without limiting the generality of the foregoing the Parties agree that Article IV, Section 5.2, Article VII, Section 9.3, Section 9.5 and Article X of the Funding Agreement shall be null and void and of no further force or effect upon the effectiveness of the termination of the Terminated Agreements in accordance with Section 2.1.1. The following provisions (to the extent set forth below, the “Surviving Provisions”) shall survive the termination of the applicable Terminated Agreement in which such provision is set forth, subject to and in accordance with the respective terms of such Surviving Provisions:
(a)    the provisions of Article VI of the Funding Agreement;
(b)    the provisions of Article XI of the Funding Agreement, solely to the extent relevant to Article VI of the Funding Agreement;
(c)    Section 7.18 of the Security Agreement;
(d)    Section 2(a) of the Patent Security Agreement
(e)    Section 2(a) of the Trademark Security Agreement; and
(f)    Section 2(a) of the Copyright Security Agreement.

2.2    Cancellation of Warrant. Effective immediately upon payment of the Termination Payment Amount by or on behalf of Brickell, the Warrant shall automatically be terminated, cancelled and of no further force or effect and NovaQuest shall promptly deliver the Warrant to Brickell for cancellation.
2.3    Release of Security Interests. Effective immediately upon payment of the Termination Payment Amount by or on behalf of Brickell, all security interests and liens granted to NovaQuest pursuant to the Security Documents shall be automatically released and terminated and each of the Security Documents shall be of no further force and effect. Upon such termination, NovaQuest agrees to execute any applicable lien releases, discharges of security interests, intellectual property release documents or other documents necessary to terminate the liens and security interests of NovaQuest pursuant to the Security Documents. In addition, NovaQuest hereby authorizes (i) the filing of the UCC-3 termination statements attached as Exhibit A hereto by Brickell or any agent of Brickell, including Mayer Brown LLP, and (ii) the filing of any additional terminations, as applicable, at the United States Patent and Trademark Office, or United States Copyright Office by Brickell or any agent of Brickell, including Mayer Brown LLP. NovaQuest further authorizes Brickell or any agent of Brickell, including Mayer Brown LLP, to deliver a copy of this Agreement to any insurance company, insurance broker, bank, landlord, tenant, warehouseman or other person in connection with the termination of the security interests granted to NovaQuest pursuant to the Security Documents, provided that such parties agree to be bound by Section 5 below.
3.    Mutual Release. Effective upon each Party’s receipt of a duly executed copy of this Agreement from the other Parties, and NovaQuest’s receipt of the payment contemplated in Section 1.1 hereof, each Party, for itself and on behalf of its Affiliates, predecessors, successors, insurers, parent, subsidiary and sibling corporations and entities, and assigns hereby completely and generally releases, remises, acquits and forever discharges the other Parties, their subsidiaries and Affiliates, and their respective present and past officers, directors, shareholders, partners, limited partners, employees, representatives, agents, attorneys, heirs, predecessors, successors, insurers and assigns of and from any and all past and present claims, demands, obligations, actions, causes of action, rights, damages, expenses and requests for compensation or payment of any nature whatsoever, whether based on tort, contract, or any other legal theory of recovery, and whether for compensatory, consequential or punitive damages or other relief or damage, whether known or unknown, whether suspected or unsuspected, whether liquidated or unliquidated, that have arisen from the beginning of time until the effective date of termination of the Terminated Agreements in accordance with Section 2.1 which in any way arose out of or was related to the Terminated Agreements or the Warrant.
4.    Indemnity. Notwithstanding any language in Section 3, each Party agrees for itself and on behalf of its Affiliates, predecessors, successors, and parent, subsidiary and sibling corporations and entities that: (a) if such Party has committed a breach of any representation, warranty or obligation under the Funding Agreement, or has committed any other negligent act or omission, or intentional misconduct, related to the Funding Agreement (collectively “Breach”) prior to the date of this Agreement that forms the basis of a Third Party’s claim against the other Party, but for which such claim could not otherwise be asserted, then the Party committing the

Breach will defend, indemnify and hold harmless the other Party, its Affiliates, predecessors, successors, and parent, subsidiary and sibling corporations and entities, from each such claim and (b) if a claim is brought against a Party, its Affiliates, predecessors, successors, or parent, subsidiary or sibling corporations or entities by any of the other Party’s present or former shareholders or other equity owners, partners, officers or directors, arising in any way out of such other Party’s decision to enter into this Agreement, then such other Party will defend, indemnify and hold harmless the Party, its Affiliates, predecessors, successors, and parent, subsidiary and sibling corporations and entities against whom any such claim is brought, from each such claim. Each of the Parties represents that as of the date of this Agreement, it is not aware of any claim asserted by any Third Party that would trigger an indemnification obligation under this Section 4, nor is it aware of any facts that could reasonably be expected to support or trigger such a claim.
5.    Confidentiality. The Parties agree that this Agreement and the terms contained herein constitute Confidential Information (as defined in the Funding Agreement). Each Party agrees that any public announcements, public disclosures or public filings made by it with respect to this Agreement shall be subject to the terms of Article VI of the Funding Agreement.
6.    Representation and Warranty. Each Party represents and warrants to the other Party that (a) the execution and delivery by such Party of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby are within its power and have been duly authorized by all necessary action on the part of such Party and (b) this Agreement has been duly executed and delivered by a duly authorized representative of such Party and is the legal, valid and binding obligation thereof, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally.
7.    No Waiver. Nothing contained herein shall be deemed to constitute a waiver of any claims that Brickell or Parent has or may have against the Bodor Plaintiffs, all of which claims Brickell and Parent expressly reserve.
8.    Incorporation By Reference. Sections 11.1, 11.2, 11.3, 11.6, 11.7, 11.8, 11.9, 11.13, 11.16 of the Funding Agreement are hereby incorporated by reference herein, mutatis mutandis, as though expressly set forth herein.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Settlement and Termination Agreement to be executed as of the date first above written.
BRICKELL SUBSIDIARY, INC.

By:	/s/ Robert B. Brown
Name: Robert B. Brown
Title: CEO

BRICKELL BIOTECH, INC.

By:	/s/ Robert B. Brown
Name: Robert B. Brown
Title: CEO

NOVAQUEST CO-INVESTMENT FUND X, L.P.

By:	NQ POF V GP, LTD, its general partner

By:	/s/ John L. Bradley, Jr.
Name: John L. Bradley, Jr.
Title: Director

[Signature Page to Settlement and Termination Agreement]

EXHIBIT A

UCC-3 Termination Statements

(See attached)

[redacted]

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

Print Reset

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE NUMBER
2019 6112390 09/03/2019

1b. ☐ This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS
Filer: attach Amendment Addendum (Form UCC3Ad) and provide Debtor's name in item 13

2. ☐ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to the security interest(s) of Secured Party authorizing this Termination Statement

3. ☐ ASSIGNMENT (full or partial): Provide name of Assignee in item 7a or 7b, and address of Assignee in item 7c and name of Assignor in item 9
For partial assignment, complete items 7 and 9 and also indicate affected collateral in item 8

4. ☐ CONTINUATION: Effectiveness of the Financing Statement identified above with respect to the security interest(s) of Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law

5. ☐ PARTY INFORMATION CHANGE:
Check one of these two boxes: This Change affects ☐ Debtor or ☐ Secured Party of record
AND Check one of these three boxes to: ☐ CHANGE name and/or address: Complete item 6a or 6b; and item 7a or 7b and item 7c ☐ ADD name: Complete item 7a or 7b, and item 7c ☐ DELETE name: Give record name to be deleted in item 6a or 6b

6. CURRENT RECORD INFORMATION: Complete for Party Information Change - provide only one name (6a or 6b)

6a. ORGANIZATION'S NAME

OR

6b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

7. CHANGED OR ADDED INFORMATION: Complete for Assignment or Party Information Change - provide only one name (7a or 7b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name)

7a. ORGANIZATION'S NAME

OR

7b. INDIVIDUAL'S SURNAME

INDIVIDUAL'S FIRST PERSONAL NAME

INDIVIDUAL'S ADDITIONAL NAME(S)/INITIAL(S) | SUFFIX

7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

8. ☐ COLLATERAL CHANGE: Also check one of these four boxes: ☐ ADD collateral ☐ DELETE collateral ☐ RESTATE covered collateral ☐ ASSIGN collateral

Indicate collateral:

9. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT: Provide only one name (9a or 9b) (name of Assignor, if this is an Assignment)
If this is an Amendment authorized by a DEBTOR, check here ☐ and provide name of authorizing Debtor

9a. ORGANIZATION'S NAME
NOVAQUEST CO-INVESTMENT FUND X, L.P.

OR

9b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

10. OPTIONAL FILER REFERENCE DATA:
Filed with DE SOS Debtor: BRICKELL SUBSIDIARY, INC. MB: 19608394

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (Form UCC3) (Rev. 04/20/11)